Exhibit 3.42

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed and following is a True and Correct copy of the Articles of Incorporation, Initial Report, Notice of Change, Notice of Intent to Revoke, Application for Reinstatement and 2005 Annual Report of

FUEL STOP 36, INC.

A LOUISIANA CORPORATION domiciled at LAKE CHARLES,

As shown by comparison with documents filed and recorded in this Office.

In testimony whereof, I have hereunto set
my hand and caused the Seal of my Office
to be affixed at the City of Baton Rouge on,
December 2, 2005

/s/ Al Ater

ABA 343328210D

Secretary of State

CERTIFICATE SS 102 PRINTED SEAL (Rev. 07/05)

ARTICLES OF INCORPORATION

OF

FUEL STOP 36, INC

STATE OF LOUISIANA

PARISH OF CALCASIEU

BE IT KNOWN, that on this 24 day of August 1989, personally came and appeared before me, the undersigned duly qualified Notary Public, the subscribers hereto, each of the full age of majority, who declared to me, in the presence of the undersigned competent witnesses, that, for purposes of forming a corporation for profit in accordance with the Louisiana Business Corporations Law, they do hereby adopt the following Articles of Incorporation:

ARTICLE I.

The name of this corporation is Fuel Stop 36, Inc.

ARTICLE II.

The objects and purposes for which this corporation is organized and the nature of the business to be carried on by it are stated and declared to be as follows:

To enter into any business or activity lawful under the laws of the State of Louisiana, either for its own account, or for the account of others as agent, and either as agent or principal to enter upon or engage in any kind of business or activity of any nature whatsoever in which corporations organized under the Louisiana Business Corporations Law may engage; and to the extent not prohibited thereby to enter upon and engage in any kind of business or activity of any nature whatsoever, in any state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such state, nation or territory; and to have and exercise all the express, implied and incidental powers conferred by the laws of the State of Louisiana or by any other applicable governmental body or agency.

ARTICLE III

The Corporation has authority to issue an aggregate of 100 shares of capital stock, all of which are designated common stock having no par value per share.

ARTICLE IV

Shareholders shall have preemptive rights.

ARTICLE V

Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power or the question which is required by law or by these Articles of Incorporation shall be sufficient for the purpose, without necessity for a meeting of shareholders.

ARTICLE VI

The number of members of the Board of Directors shall be such number as may be designated from time to time in the by -laws, and if not so designated, as may from time to time be elected by the shareholders. Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director as proxy, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

ARTICLE VII

Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, or the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the entity who or which would be entitled thereto had such reversion not occurred.

ARTICLE VIII

A. Except as to transfer on death or gift of the stock of a stockholder to his spouse or linear descendents, no stock in this corporation shall be transferred unless the stock shall have been first offered for sale to the corporation, and, if the corporation shall fail or refuse to accept the offer, to each of the other stockholders of this corporation. The offeree shall have an option to purchase the stock to be transferred at the following price: at the same price and on the same terms and conditions as the offeror shall have been offered by a third person at arm’s length, acting in good faith. The offer shall be in writing and shall set forth the price and terms on which the stock is offered. It shall be sent by certified mail to the President and Secretary of the corporation and to each stockholder at the address listed on the corporation books. The right to transfer stock shall not exist until the corporation and all existing stockholders either refuse in writing the offer so made, or waive the requirement of an offer in writing, or until they fail for a period of thirty (30) days after receipt of the written offer to accept it by compliance with the terms therein set forth. Regulations as to the formalities and procedures to be followed in effecting the transfer may be prescribed in the by-laws of the corporation.

B.                                     Should the corporation be unable or unwilling for any reason to exercise its option as granted above, the option may be exercised by such stockholders as desire to exercise it, in the proportions in which these stockholders hold stock in the corporation.

C.                                     After the expiration of the option period, no transfer at a price less than has been offered to the corporation and the other stockholders, or on terms or conditions varying from those stated in the letter notifying the corporation and the stockholders of a proposal to transfer, shall be valid, until the rights shall have been offered to the corporation and the stockholders to purchase the stock proposed to be transferred at the precise price and on the precise terms and conditions which were offered to or by the stockholder who proposes to transfer his stock.

D.                                    The stockholders in this corporation may make arrangements, either in by-laws or by a shareholder agreement, between themselves relative to the purchase, among themselves, of the stock of this corporation in the event of the death, insanity, retirement or disability of any stockholder, and in the event of a transfer of his stock by donation to the stockholder’s spouse and linear descendants.  A copy of any such agreement shall be filed with the Secretary of this corporation, and the provisions of any such agreement shall be binding upon the persons who are parties to it and their respective heirs, administrators, legatees, executors, successors, and assigns.

E.                                      Except as to transfer on death or gift of the stock of a stockholder to his spouse or linear descendants (which shall be controlled if at all by the by-laws or by a shareholder agreement), no sale, mortgage, pledge, conveyance, transfer, seizure, donation sale under legal process of attachment or by virtue of any pledge or hypothecation, and no other disposal of stock of any nature whatsoever shall have any effects as related to the corporation or its stockholders, nor shall it be valid in any fashion until the option period provided above shall have expired.

F.                                      The provisions of this Article or any part thereof may be altered and superseded by written shareholder agreements unanimously agreed upon and entered into by the corporation and all shareholders.

ARTICLE IX

Directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer for any act or omission, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for liability under Section 92(D) of the Louisiana Business Corporation Law; or (iv) for any transaction from which the director or officer derives in improper personal benefit.

If the Louisiana Business Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Louisiana Business Corporation Law, as so amended, or by any other successor provision or provisions.

Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation under this Article with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

The name and post office address of the incorporators are:

Roger L. Miller	Robert E. Christman
2712 Oliver Road	809 Henrietta Lane
Westlake, LA 70669	Lake Charles, LA 70605

THUS DONE AND SIGNED in Lake Charles, Louisiana, on the day, month and year set forth above, in the presence of the the undersigned competent witnesses and me, Notary, after reading of the whole.

WITNESSES:		INCORPORATORS:

/s/ [ILLEGIBLE]		/s/ Roger L. Miller
ROGER L. MILLER

/s/ [ILLEGIBLE]		/s/ Robert E. Christman
ROBERT E. CHRISTMAN

	BEFORE ME:	/s/ [ILLEGIBLE]
NOTARY PUBLIC

INITIAL REPORT

OF

FUEL STOP 36, INC.

I.

The corporation’s registered office is located at municipal address 135 La. Highway 397, Lake Charles, Louisiana 70601.

II.

Its registered agents and their municipal addresses are:

Roger L. Miller

2712 Oliver Road

Westlake, LA 70669

Robert E. Christman

809 Henrietta Lane

Lake Charles, LA 70605

III.

Its first directors and their municipal addresses are:

Roger L. Miller	Yvonne L. Miller
2712 Oliver	2712 Oliver Road
Westlake, LA 70669	Westlake, LA 70669

Robert E. Christman	Louise C. Christman
809 Henrietta Lane	809 Henrietta Lane
Lake Charles, LA 70605	Lake Charles, LA 70605

Executed by the Incorporators on this 24 day of August, 1989, at Lake Charles, Louisiana.

/s/ Roger L. Miller
ROGER L. MILLER

/s/ Robert E. Christman
ROBERT E. CHRISTMAN

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT

BY DESIGNATED REGISTERED AGENTS

ACT 769 OF 1987

To the State Corporation Department

State of Louisiana

STATE OF LOUISIANA

PARISH OF CALCASIEU

On this 24 day of August, 1989, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared Roger L. Miller and Robert E. Christman, who are to me known to be the persons and who, being duly sworn, acknowledged to me that they each do hereby accept appointment as the Registered Agents of Fuel Stop 36, Inc., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.

/s/ Roger L. Miller
ROGER L. MILLER, REGISTERED AGENT

/s/ Robert E. Christman
ROBERT E. CHRISTMAN, REGISTERED AGENT

Subscribed and sworn to before me
on the day, month and year
first above set forth

[/s/ ILLEGIBLE]
NOTARY PUBLIC

FUEL STOP 36, INC.

NOTICE OF CHANGE OF LOCATION OF REGISTERED OFFICE

Name of Corporation:	Fuel Stop 36, Inc.

Registered Office:	108 North Highway 397
Lake Charles, Louisiana 70605 *

SIGNED at Lake Charles, Louisiana, on this 25 day of January, 1990.

/s/ Roger L. Miller
ROGER L. MILLER, President

ATTEST:

/s/ Robert E. Christman
ROBERT E. CHRISTMAN, Secretary

*Preferable address for mailing purposes:	P.O. Box 16621
Lake Charles, Louisiana 70616-6621

FUEL STOP 36, INC.

MINUTES OF MEETING OF BOARD OF DIRECTORS

A unanimous consent agreement of the Board of Directors of Fuel Stop 36, Inc. was executed on the 25 day of January, 1990, executed by each member of the Board, to-wit:

IT IS HEREBY RESOLVED THAT the registered office of Fuel Stop 36, Inc. be changed to 108 North Highway 357, Lake Charles, Louisiana 70605, and that the officers of this corporation are authorized and directed to execute all documents and take whatever action is necessary to effect the change of location of the registered office.

CERTIFICATE

I HEREBY CERTIFY that the above and foregoing is true and correct extract taken from a unanimous consent agreement of the Board of Directors of Fuel Stop 36, Inc. executed on the 25 day of January, 1990, and the same has not been amended, revoked or rescinded subsequent to its adoption.

ATTEST my official signature at Lake Charles, Louisiana, on this 25 day of January, 1990.

/s/ Robert E. Christman
ROBERT E. CHRISTMAN, Secretary

	STATE OF LOUISIANA SECRETARY OF STATE	Commercial (226) 025-4704 Administrative Services (225) 822-0415 Fax (225) 825-4726 (225) 022-0435 Fax-On-Demand (225) 022-2044 Uniform Commercial Code (225) 342-5542 Fax (225) 342-7011
W. FOX MCKEITHEN SECRETARY OF STATE

HELEN J. CUMBO ADMINISTRATOR

October 15, 1997 ROGER L. MILLER 2712 OLIVER ROAD WESTLAKE, LA 70669

RE:	34338210D 34600160
FUEL STOP 36, INC.

Gentlemen:

In accordance with the provisions of R.S. 12:163, whereby a corporation has failed to file an annual report for three consecutive years, the Secretary of State is directed by law to revoke the Articles of Incorporation.

You are hereby notified that the articles of incorporation and franchise of your corporation will be revoked unless the corporation places itself in good standing. The revocation shall become effective thirty (30) days from the date of this letter.

Please disregard if the corporation has filed its current annual report with the Secretary of State prior to receipt of this notice.

Forms are available upon request from this office by calling (504) 925-4704.

Sincerely,

/s/ Earl Wayne Watts
Earl Wayne Watts
First Assistant Secretary of State

Mailing Address: P.O. Box 94125, Baton Rouge, LA 70604-9125

Office Location: 3851 Lason Lane, Baton Rouge, LA 70808

Web Site Address: www.sec.state.la.us

W. Fox McKeithen Secretary of State	APPLICATION FOR REINSTATEMENT OF A DOMESTIC CORPORATION (R.S. 12:163)
	Domestic Corporation Enclose $60.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Corporations Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (504) 925-4704

STATE OF Louisiana

PARISH OF Calcasieu

Corporation Name: FUEL STOP 36, INC

It is hereby requested that you reinstate the above referenced corporation as of the date of receipt of this application for reinstatement, current annual report and the fee of $60, plus the fee for filing the current annual report as required by R.S. 12:163(E), as amended by Act 714 of 1984.

The certificate of Incorporation and articles of Incorporation shall be reinstated provided (i) a suit for liquidation or receivership of the corporation has not been filed at the time reinstatement is applied for and, (ii) if a suit for liquidation or receivership of the corporation has been so filed, a unanimous written consent to the reinstatement by the shareholders, certified by the corporation’s secretary to contain the signatures of all shareholders, is filed with the Secretary of State with the application for reinstatement; and (iii) an application for reinstatement signed and acknowledged by an officer of the corporation, the reinstatement fee, and the current annual report is filed with the Secretary of State within three (3) years from the effective date of revocation, or as otherwise provided by law.

/s/ Robert E. Christman
Robert E. Christman Officer

Secretary/Treasurer
Title

BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and Parish aforesaid, personally came and appeared Robert E. Christman, to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, that he executed the above and foregoing instrument of his own free will, as his own act and deed, for the uses, purposes and benefits therein expressed.

Sworn to and subscribed before me at Lake Charles, LA, this 9th day of December, 1997.

/s/ Anita G. Simeon
Notary

s350 Rev. 2/91	(See instructions on back)

W. Fox McKeithen Secretary of State	DOMESTIC CORPORATION ANNUAL REPORT For Period Ending August 25, 2005
Mailing Address Only	(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)	(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)

34338210 D 415 FUEL STOP 36, INC. P. O. BOX 16621 LAKE CHARLES, LA 70616-6621		Registered Office Address in Louisiana (Do Not Use P. O. Box) 108 N. HIGHWY 397 LAKE CHARLES, LA 70615

		Federal Tax ID Number 721150382	Issued Shares

Our records indicate the following registered agents for the corporation. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P. O. Box.
A NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.

  ROGER L. MILLER

6128 WHITE OAK DR./LAKE CHARLES, LA 70615

  ROBERT E. CHRISTMAN

809 HENRIETTA LANE/LAKE CHARLES, LA 70605

[SEAL]

I hereby accept the appointment of registered agent(s).	Sworn to and subscribed before me, on NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ Robert E. Christman	/s/ Anita G. Simeon
New Registered Agent Signature	Notary Signature

Our records indicate the following officers or directors for the corporation. Indicate any changes or deletions below. If space is needed for additional officers/directors, attach an addendum. Include addresses. Do not use a P. O. Box. Indicate all offices held by each individual listed.

ROGER L. MILLER	PRES
6128 WHITE OAK DR./LAKE CHARLES, LA 70615

YVONNE L. MILLER	VICE PRES
6128 WHITE OAK DR./LAKE CHARLES, LA 70615

ROBERT E. CHRISTMAN	SECT/TREAS
809 HENRIETTA LANE/LAKE CHARLES, LA 70605

SECRETARY OF STATE

2005 AUG - 8 AM 9:37

	To be signed by an officer, director or agent	Title	Phone	Date

SIGN	/s/ Robert E. Christman	SEC/TREAS	337 491-993	8/4/05
	Signee’s Address	E-mail address

Enclose Filing fee of $25.00 Make remittance payable to Secretary of State Do Not Send Cash Do Not Staple web site: www.sec.louisiana.gov	Return by: to: DO NOT STAPLE	August 25, 2005 Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704	CHECK IF NO CHANGE ( )

071405

UNSIGNED REPORTS WILL BE RETURNED